Exhibit 4.6

NUMBER	UNITS
U–

SEE REVERSE FOR

CERTAIN DEFINITIONS

HECKMANN CORPORATION

CUSIP:

UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND

ONE WARRANT TO PURCHASE ONE SHARE OF COMMON STOCK

THIS CERTIFIES THAT                                                               is the owner of                      Units.

Each Unit (“Unit”) consists of one (1) share of common stock, par value $.001 per share (the “Common Stock”), of Heckmann Corporation, a Delaware corporation (the “Corporation”), and one warrant (the “Warrant”). The Warrant entitles the holder to purchase one (1) share of Common Stock for $7.50 per share (subject to adjustment pursuant to the Warrant Agreement, as described below). The Warrant is exercisable immediately and will expire unless exercised before 5:00 p.m., New York City time, on                     , 2011 [four years after the effective date of the registration statement relating to the initial public offering of the Units], or earlier upon redemption (the “Expiration Date”). The terms of the Warrants are governed by a Warrant Agreement, dated as of                     , 2007, between the Corporation and American Stock Transfer & Trust Company (the “Warrant Agent”) and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. This Unit Certificate shall be governed in accordance with the laws of the State of Delaware. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 59 Maiden Lane, New York, New York 10038 and are available to any Warrant holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Corporation.

Witness the facsimile seal of the Corporation and the facsimile signature of its duly authorized officers.

HECKMANN CORPORATION

CORPORATE

DELAWARE

SEAL

2007

By:
	President	Secretary

Countersigned By:
Transfer Agent

HECKMANN CORPORATION

The Corporation will furnish without charge to each unit holder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –	as tenants in common	UNIF GIFT MIN ACT – Custodian

TEN ENT –	as tenants by the entireties	(Cust) (Minor)

JT TEN –	as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED,                                          HEREBY SELLS, ASSIGNS AND TRANSFERS UNTO (PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE)

__________________________________

__________________________________

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

                                                             UNITS REPRESENTED BY THE WITHIN CERTIFICATE, AND DOES HEREBY IRREVOCABLY CONSTITUTE AND APPOINT                     ATTORNEY TO TRANSFER THE SAID UNITS ON THE BOOKS OF THE WITHIN NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

DATED:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO SECURITIES AND EXCHANGE COMMISSION RULE 17Ad–15).

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